Exhibit 4.2

Exhibit 4.2 Form of Senior Preferred Stock Certificate

SEE LEGEND(S) ON REVERSE SIDE

A-1	International Bancshares Corporation	216,000
INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS
Fixed Rate Cumulative Perpetual Preferred Stock, Series A

THIS CERTIFIES THAT United States Department of the Treasury is the record holder of Two Hundred Sixteen Thousand (216,000) shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value, of International Bancshares Corporation, a Texas corporation (the “Corporation”), transferable only on the books of the Corporation in person or by attorney on surrender of this Certificate properly endorsed.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the shares of Preferred Stock represented hereby shall in all respects be subject to the provisions of the Articles of Incorporation of the Corporation, as amended and as the same may be amended from time to time (the “Articles”), including the designation of the terms of the Preferred Stock contained in the Certificate of Designations filed December 22, 2008.  Upon receipt of this Certificate, the holder is bound by the Articles and is entitled to the benefits thereunder.  A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof is on file in the office of the Texas Secretary of State and the Corporation will furnish a copy of such statement to the record holder of this certificate without charge on written request to the Corporation at its principal place of business or registered office.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this 23rd day of December, 2008.

Dennis E. Nixon, President	Imelda Navarro, Treasurer

FOR VALUE RECEIVED                                                   HEREBY SELL, ASSIGN, AND TRANSFER UNTO                                                SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT,                                                         , ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED                  , 20

IN PRESENCE OF
	(Witness)	(Stockholder)

(Stockholder)

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

 ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.